Exhibit (a)(1)(ix)

Amended and Restated
NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
NATIONAL INTERSTATE CORPORATION
at
$30.00 Net Per Share
by

GREAT AMERICAN INSURANCE COMPANY
a Wholly-Owned Subsidiary of
AMERICAN FINANCIAL GROUP, INC.
(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON MARCH 6, 2014, UNLESS THE OFFER IS EXTENDED

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) on or prior to the Expiration Date, which is 12:00 Midnight, Eastern Time, on March 6, 2014, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. Note: This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See “The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:
American Stock Transfer & Trust Company, LLC

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center 1-718-234-5001	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Confirm Facsimile by Telephone: 1-877-248-6417
(For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee of deliveryto the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Great American Insurance Company, an Ohio corporation (or any permitted assignee thereof, “Purchaser”) and a wholly-owned subsidiary of American Financial Group, Inc. (“AFG”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 5, 2014 (as amended and supplemented by the Amended and Restated Offer to Purchase, dated February 21, 2014, and as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the “Shares”), of National Interstate Corporation, an Ohio corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. The undersigned further acknowledges that Purchaser may assign any of its rights hereunder to any other subsidiary of AFG.

Number of Shares:

Certificate No(s) (if available):

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution: Account No.:

Dated: , 2014

SIGN HERE:

Name(s) of Record Holder(s):
(Please Print)

Address(es):
(Include Zip Code)

Area Code and Telephone No(s):

Signature(s):

2

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program or by any other “eligible guarantor institution,” as such term is defined in Rule I7Ad-15 under the Securities Exchange Act of 1934, a amended, (a) represents that the tender of Shares hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (b) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depositary Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in “The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:
(Include Zip Code)

Area Code and Tel. No.:
(Authorized Signature)

Title:

Name:
(Please Type or Print)

Dated: , 2014

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.